Exhibit 99.1

Contacts:

Investor Relations:	Todd W. Garner
Vice President, Investor Relations
(908) 277-8065

Media Relations:	Scott T. Lowry
Vice President and Treasurer
(908) 277-8365

BARD ANNOUNCES FOURTH QUARTER RESULTS

DILUTED EPS OF $1.52, $1.70 ON ADJUSTED BASIS

MURRAY HILL, NJ — (January 31, 2013) — C. R. Bard, Inc. (NYSE: BCR) today reported 2012 fourth quarter financial results. Fourth quarter 2012 net sales were $762.6 million, an increase of 1 percent over the prior-year period on an as-reported basis. Excluding the impact of foreign exchange, fourth quarter 2012 net sales increased 2 percent over the prior-year period.

For the fourth quarter 2012, net sales in the U.S. were $498.1 million and net sales outside the U.S. were $264.5 million, a decrease of 1 percent and an increase of 6 percent, respectively, over the prior-year period. Excluding the impact of foreign exchange, fourth quarter 2012 net sales outside the U.S. increased 8 percent over the prior-year period.

Net sales for the full year 2012 were $2,958.1 million, an increase of 2 percent over the prior-year period. Excluding the impact of foreign exchange, full year 2012 net sales increased 3 percent over the prior-year period.

For the fourth quarter 2012, net income was $128.2 million and diluted earnings per share available to common shareholders were $1.52, an increase of 13 percent and 17 percent, respectively, as compared to fourth quarter 2011 results. Adjusting for items that affect comparability between periods as detailed in the tables below, fourth quarter 2012 net income was $143.9 million and diluted earnings per share available to common shareholders were $1.70, a decrease of 3 percent and unchanged, respectively, as compared to fourth quarter 2011 results.

For the full year 2012, net income was $530.1 million and diluted earnings per share available to common shareholders were $6.16, an increase of 62 percent and 67 percent, respectively, as compared to full year 2011 results. Adjusting for items that affect comparability between periods, full year 2012 net income was $565.3 million and diluted earnings per share available to common shareholders were $6.57, a decrease of 1 percent and an increase of 3 percent, respectively, as compared to full year 2011 results.

Timothy M. Ring, chairman and chief executive officer, commented, “While the near term environment remains challenging, especially in our developed markets, we are executing a strategy to return to faster growth through investments in emerging markets and new product categories. We believe the size of the opportunities in front of us and the capabilities of our organization have never been better, and we are investing to aggressively pursue these opportunities.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our September 30, 2012 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Income

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Net sales	$762,600	$751,900	$2,958,100	$2,896,400
Costs and expenses
Cost of goods sold	287,600	282,100	1,125,300	1,097,300
Marketing, selling and administrative expense	213,000	214,200	817,300	794,600
Research and development expense	52,700	43,600	203,200	185,400
Interest expense	10,700	9,300	39,600	36,400
Other (income) expense, net	21,300	60,700	40,300	271,900

Total costs and expenses	585,300	609,900	2,225,700	2,385,600

Income from operations before income taxes	177,300	142,000	732,400	510,800

Income tax provision	49,100	28,200	202,300	182,800

Net income	$128,200	$113,800	$530,100	$328,000

Basic earnings per share available to common shareholders	$1.54	$1.31	$6.24	$3.75

Diluted earnings per share available to common shareholders	$1.52	$1.30	$6.16	$3.69

Wt. avg. common shares outstanding - basic	82,000	85,200	83,300	85,800

Wt. avg. common and common equivalent shares outstanding - diluted	83,100	86,000	84,400	87,300

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended December 31,				Twelve Months Ended December 31,
	2012	2011	Change	Constant Currency	2012	2011	Change	Constant Currency
Vascular	$212,000	$220,700	-4%	-2%	$845,000	$842,400	—	3%
Urology	195,800	190,400	3%	3%	757,800	734,800	3%	4%
Oncology	210,500	201,400	5%	5%	812,400	779,500	4%	5%
Surgical Specialties	121,300	116,600	4%	4%	455,100	450,000	1%	2%
Other	23,000	22,800	1%	—	87,800	89,700	-2%	-2%

Net sales	$762,600	$751,900	1%		$2,958,100	$2,896,400	2%

Foreign exchange impact		(4,300)				(34,100)

Constant Currency	$762,600	$747,600		2%	$2,958,100	$2,862,300		3%

Reconciliation of Earnings

(dollars in millions except per share amounts, unaudited)

	Quarter Ended December 31, 2012
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders (1)
GAAP Basis	$287.6	$213.0	$52.7	$21.3	$49.1	$128.2	$1.52
Items that affect comparability of results between periods:
Acquisition related items	(0.1)	(0.8)	(1.9)	(0.3)	0.3	2.8
Restructuring	—	—	—	(19.0)	6.1	12.9

Total	(0.1)	(0.8)	(1.9)	(19.3)	6.4	15.7	0.19

Adjusted Basis	$287.5	$212.2	$50.8	$2.0	$55.5	$143.9	$1.70

	Quarter Ended December 31, 2011
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$282.1	$214.2	$43.6	$60.7	$28.2	$113.8	$1.30
Items that affect comparability of results between periods:
Acquisition related items	—	(3.8)	—	(4.1)	1.0	6.9
Legal settlement	—	—	—	(51.0)	10.2	40.8
Impairment of bonds	—	—	—	(4.5)	—	4.5
Restructuring	—	—	—	1.1	(0.2)	(0.9)
Tax items	—	—	—	—	16.5	(16.5)

Total	—	(3.8)	—	(58.5)	27.5	34.8	0.40

Adjusted Basis	$282.1	$210.4	$43.6	$2.2	$55.7	$148.6	$1.70

	Twelve Months Ended December 31, 2012
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$1,125.3	$817.3	$203.2	$40.3	$202.3	$530.1	$6.16
Items that affect comparability of results between periods:
Acquisition related items	(0.2)	(2.0)	(5.1)	(2.1)	0.9	8.5
Asset impairments	—	—	—	(22.2)	8.4	13.8
Restructuring	—	—	—	(17.4)	5.6	11.8
Tax item	—	—	—	—	(1.1)	1.1

Total	(0.2)	(2.0)	(5.1)	(41.7)	13.8	35.2	0.41

Adjusted Basis	$1,125.1	$815.3	$198.1	$(1.4)	$216.1	$565.3	$6.57

	Twelve Months Ended December 31, 2011
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income	Diluted Earnings per Share Available to Common Shareholders
GAAP Basis	$1,097.3	$794.6	$185.4	$271.9	$182.8	$328.0	$3.69
Items that affect comparability of results between periods:
Acquisition related items	0.4	(6.8)	(3.5)	(4.4)	2.6	11.7
Legal settlements and commitments	—	—	—	(246.5)	16.2	230.3
Impairment of bonds	—	—	—	(11.5)	—	11.5
Restructuring	—	—	—	(7.8)	2.8	5.0
Tax items	—	—	—	—	17.6	(17.6)

Total	0.4	(6.8)	(3.5)	(270.2)	39.2	240.9	2.71

Adjusted Basis	$1,097.7	$787.8	$181.9	$1.7	$222.0	$568.9	$6.40

(1)	Total per share amounts do not add due to rounding.

Notes to Reconciliation of Earnings

•

For the fourth quarter 2012, the following items affected the comparability of results between periods: (i) charges of $3.1 million pre-tax for acquisition related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; and (ii) net charges of $19.0 million pre-tax for restructuring costs. The net effect of these items decreased net income by $15.7 million, or $0.19 diluted earnings per share available to common shareholders.

•

For the fourth quarter 2011, the following items affected the comparability of results between periods: (i) charges of $7.9 million pre-tax for acquisition related items including transaction costs, purchase accounting adjustments and integration costs; (ii) a charge of $51.0 million pre-tax related to a preliminary legal settlement; (iii) a charge of $4.5 million pre-tax for the impairment of Greek bonds; (iv) a net reversal of $1.1 million pre-tax for restructuring costs; and (v) a decrease of $16.5 million in the income tax provision associated with audit settlements related to the completion of IRS examinations for the tax years from 2005 through 2007 and certain examinations in a foreign jurisdiction. The net effect of these items decreased net income by $34.8 million, or $0.40 diluted earnings per share available to common shareholders.

•

For the twelve months ended December 31, 2012, the following items affected the comparability of results between periods: (i) charges of $9.4 million pre-tax for acquisition related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $22.2 million pre-tax related to asset impairments; (iii) net charges of $17.4 million pre-tax for restructuring costs; and (iv) an increase of $1.1 million in the income tax provision due to the write-down of a tax receivable in a foreign jurisdiction. The net effect of these items decreased net income by $35.2 million, or $0.41 diluted earnings per share available to common shareholders.

•

For the twelve months ended December 31, 2011, the following items affected the comparability of results between periods: (i) charges of $14.3 million pre-tax for acquisition related items including purchased research and development, transaction costs, purchase accounting adjustments and integration costs; (ii) charges of $246.5 million pre-tax related to legal settlements and commitments; (iii) charges of $11.5 million pre-tax for the impairment of Greek bonds; (iv) net charges of $7.8 million pre-tax for restructuring costs; and (v) a decrease of $17.6 million in the income tax provision associated with audit settlements related to the completion of IRS examinations for the tax years from 2005 through 2007 and certain examinations in other jurisdictions. The net effect of these items decreased net income by $240.9 million, or $2.71 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding charges for acquisition related items; (2) marketing, selling and administrative expense excluding charges for acquisition related items; (3) research and development expense excluding charges for acquisition related items; (4) other (income) expense, net, excluding charges for acquisition related items, asset impairments, legal settlements and commitments, restructuring and impairment of bonds; (5) income tax provision excluding an increase due to the write-down of a tax receivable in a foreign jurisdiction, a decrease due to audit settlements, and the tax effect of the items set forth in (1) through (4) above; (6) net income excluding the items set forth in (1) through (5) above; and (7) diluted earnings per share available to common shareholders excluding the items set forth in (1) through (5) above.

The company excluded the items described above because they may cause certain statements of operations categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported these non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Earnings per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Earnings per Share Numerator: GAAP Basis - basic and diluted
Net income	$128,200	$113,800	$530,100	$328,000
Less: Income allocated to participating securities (1)	2,200	2,000	10,000	6,100

Net income available to common shareholders	$126,000	$111,800	$520,100	$321,900

Earnings per Share Numerator: Adjusted Basis - diluted
Net income	$143,900	$148,600	$565,300	$568,900
Less: Income allocated to participating securities (1)	2,500	2,700	10,600	10,100

Net income available to common shareholders	$141,400	$145,900	$554,700	$558,800

Earnings per Share Denominator:
Wt. avg. common shares outstanding - basic	82,000	85,200	83,300	85,800

Wt. avg. common and common equivalent shares outstanding - diluted	83,100	86,000	84,400	87,300

Earnings per Share: GAAP Basis
Basic earnings per share available to common shareholders	$1.54	$1.31	$6.24	$3.75

Diluted earnings per share available to common shareholders	$1.52	$1.30	$6.16	$3.69

Earnings per Share: Adjusted Basis
Diluted earnings per share available to common shareholders	$1.70	$1.70	$6.57	$6.40

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of net income attributable to common shareholders less income allocated to participating securities.